SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ORMAT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 7, 2013

To Our Stockholders:

We cordially invite you to attend the 2013 Annual Meeting of Stockholders of Ormat Technologies, Inc. The meeting will take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112 on Tuesday, May 7, 2013, at 1:30 P.M. local time. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

1.	Elect the two directors named in the attached Proxy Statement, each for a term of three years;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as Ormat Technologies, Inc.’s independent registered public accounting firm for the year ending December 31, 2013; and

3.	Transact any other business that may properly come before the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,
/s/ Yehudit Bronicki Yehudit Bronicki Chief Executive Officer

March 27, 2013

Your vote is important to us regardless of whether or not you plan to attend the meeting.  We encourage you to submit a proxy to vote your shares either (i) on the internet, (ii) by telephone, or (iii) by signing and dating a proxy card and returning it to the Company.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Tuesday, May 7, 2013.

•
This Proxy Statement, the proxy card form, the Notice of Internet Availability of Proxy Materials and our Annual Report on Form 10-K are available at http://materials.proxyvote.com/686688 by clicking on the proxy link.

•	You will need your assigned control number to vote your shares. Your control number can be found on your proxy card or voting instruction form.

•	The time and location of the Annual Meeting of Stockholders are noted above.

ORMAT TECHNOLOGIES, INC. 2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

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ORMAT TECHNOLOGIES, INC.
6225 Neil Road,
Reno, Nevada 89511

2013 PROXY STATEMENT

The Board of Directors of Ormat Technologies, Inc. (“Ormat”, “we”, “us”, “the Company” or “our Company”) is making this proxy statement available to you in connection with the solicitation of proxies on its behalf for the 2013 Annual Meeting of Stockholders. The meeting will take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112 on Tuesday, May 7, 2013, at 1:30 P.M. local time. At the meeting, stockholders will (i) vote on the election of the two directors named in this proxy statement, and (ii) vote on the ratification of the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm for the year ending December 31, 2013, and will transact any other business that may properly come before the meeting although we know of no other business to be presented.

The record date for the meeting is March 18, 2013. Only stockholders of record at the close of business on that date are entitled to vote at the meeting.

We are taking advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2012 Annual Report on Form 10-K. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to vote online or by telephone and how to request a paper copy of our proxy materials, including this proxy statement, our 2012 Annual Report on Form 10-K, and a proxy card form or voting instruction card.

By submitting your proxy (by signing and returning the proxy card, or processing your proxy online, or by phone), you authorize each of Yehudit Bronicki, Chief Executive Officer of Ormat, and Etty Rosner, Senior Vice President and Corporate Secretary of Ormat, to represent you and vote your shares at the meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Ormat’s Annual Report on Form 10-K for 2012, which includes Ormat’s audited financial statements, is being made available to stockholders together with this proxy statement. Except to the extent that we specifically incorporate information by reference, our Annual Report on Form 10-K does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first making available this proxy statement and accompanying materials to stockholders on or about March 27, 2013.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY VIA THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE THAT WE WILL SEND YOU ON REQUEST.

Questions and Answers about the 2013 Annual Meeting of Stockholders

What is the purpose of the 2013 Annual Meeting of Stockholders?

At the 2013 Annual Meeting of Stockholders, the stockholders will be asked to:

1.  Elect the two directors named in this proxy statement, each for a term of three years (Proposal 1); and

2.  Ratify the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 2).

Stockholders also will transact any other business that may properly come before the meeting. Members of Ormat’s management team and a representative of PricewaterhouseCoopers LLP, Ormat’s independent registered public accounting firm, will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 18, 2013. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is Ormat’s Common Stock. Each outstanding share of Common Stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 45,430,886 shares of Ormat Common Stock outstanding.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of shares held in “street name”. If your shares are held in street name, the Notice of Internet Availability of Proxy Materials is being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 2) is a routine matter, but the election of Directors (Proposal 1) is not considered to be a routine matter. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes for or against any proposal.

As the beneficial owner of shares, you are invited to attend the 2013 Annual Meeting of Stockholders. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum.

Who can attend the 2013 Annual Meeting of Stockholders?

All Ormat stockholders of record as of the close of business on March 18, 2013 may attend the 2013 Annual Meeting of Stockholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the outstanding shares entitled to vote represented may adjourn the meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, please vote for each account in which your shares are held.

How do I vote?

You may vote by submitting your proxy either (i) on the internet, (ii) by telephone, or (iii) by signing and dating a proxy card and returning it to the Company.

 The Notice of Internet Availability we (or the bank or brokerage firm that holds your shares in street name) sent to you explains how you can:

•	vote by internet or by telephone and how you can receive a paper or email copy of a proxy card if you are a record holder of shares; or

•	give voting instructions to your bank or brokerage firm if your shares are held in street name.

The return envelope that we will send you if you request a paper proxy card requires no additional postage if mailed in either the United States or Canada.

If you are a record stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to record stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

If you are a record holder of shares, you may revoke your proxy and change your vote at any time before it is actually voted:

● by signing and delivering another proxy with a later date;

● by giving written notice of such revocation to the Corporate Secretary of Ormat prior to or at the meeting; or

● by voting in person at the meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder, or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the meeting and voting in person. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Ormat’s transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote FOR:

●	The election of the two nominees named in this proxy statement to the Board of Directors; and

●	The ratification of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm for the year ending December 31, 2013.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as described above.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote is required to elect each of the two nominees named in this proxy statement as directors. .

How many votes are required to ratify the appointment of Ormat’s independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal other than the election of directors (for directors, the choice is limited to “For” or “Withhold”). Under Delaware law, abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal except for the proposal for the election of directors.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.

Where can I find the voting results of the 2013 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the 2013 Annual Meeting of Stockholders and to publish final results in a Current Report on Form 8-K  to be filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting of Stockholders.

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Composition

Our Board of Directors is now composed of eight members, including six independent directors, Dan Falk, Robert F. Clarke, Gillon Beck, Ami Boehm, David Granot, and Robert E. Joyal.  Our Board of Directors is classified into three classes of directors serving staggered, three-year terms as indicated:

Class III Directors (term expiring upon the annual stockholders meeting in 2013)
Gillon Beck
Dan Falk

Class I Directors (term expiring upon the annual stockholders meeting in 2014)
Yoram Bronicki
David Granot
Robert E. Joyal

Class II Directors (term expiring upon the annual stockholders meeting in 2015)
Yehudit Bronicki
Robert F. Clarke Ami Boehm

Current Nominees

As mentioned above, directors in each of the three classes are elected to serve for three-year terms that expire in successive years. The terms of Class III Directors will expire at the 2013 Annual Meeting of Stockholders. The Board of Directors has nominated Gillon Beck and Dan Falk as Class III Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2016 and until their successors are elected and qualified. Each nominee currently serves as a Class III Director.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

The affirmative vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote is required to elect each of the two nominees named in this proxy statement as directors. This means that these two nominees will be elected if they receive a majority of the votes cast.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE TWO NOMINEES NAMED ABOVE.

The following sets forth, with respect to each nominee, the nominee's name, age, principal occupation and employment during the past five years, the year in which the nominee first became a director of Ormat Technologies, Inc. and directorships held in other public companies.

Nominees for Election as Class III Directors for a Three-Year Term Expiring at the 2016 Annual Meeting

Dan Falk. Dan Falk has been a member of our Board of Directors since November 12, 2004. Mr. Falk also serves as the Chairman of the Board of Directors of Orad Hi-Tech Systems Ltd., a public non-U.S. company.  He is also a member of the Board of Directors of Orbotech Ltd., Nice Systems Ltd., Attunity Ltd., and Nova Measuring Instruments Ltd., all NASDAQ publicly-traded companies. In addition, Mr. Falk serves as a member of the Board of Directors of the following public non-US companies: Amiad Water Systems Ltd., and Plastopil Ltd.  During the past five years, Mr. Falk served as a member of the Board of Directors of the following public companies, for which he no longer serves as a Director: AVT Ltd., Clicksoftware Technologies Ltd., Dmatek Ltd., Jacada Ltd., Oridion Medical Ltd., Poalim Ventures I Ltd., and Medcon Ltd.  From 2001 to 2004, Mr. Falk was a business consultant to several public and private companies. From 1999 to 2000, Mr. Falk was Chief Operating Officer and Chief Executive Officer of Sapiens International N.V. From 1995 to 1999, Mr. Falk was an Executive Vice President of Orbotech Ltd. From 1985 to 1995, Mr. Falk was Vice President of Finance and Chief Financial Officer of Orbot Systems Ltd. and Orbotech Ltd.  Mr. Falk obtained a Master of Business Administration from Hebrew University in 1972 and a Bachelor of Arts in Economics and Political Science from Hebrew University in 1968. Mr. Falk is the Chair of our Audit Committee. Our Board of Directors has determined that Mr. Falk qualifies as an Audit Committee “financial expert” under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K, and is independent as that term is used in Item 407(d)(5)(i)(B) of Regulation S-K under the Securities Exchange Act of 1934. Mr. Falk is 68 years old.

The Board has concluded that Mr. Falk should serve as director of the Company because of his qualification as a “financial expert,” his experience related to service on the audit committee, his financial reporting expertise, and his general financial and business knowledge.

Gillon Beck.  Gillon Beck has been a member of our Board of Directors since May 22, 2012.  Since 2003, Mr. Beck has been a Senior Partner at FIMI Opportunity Funds, as well as a Director of the FIMI Opportunity Funds' General Partners and SPV companies.  In addition, Mr. Beck currently serves as Chairman of the Board of Ham-Let (Israel-Canada) Ltd., a company publicly-traded on the Tel Aviv Stock Exchange, and of Inrom Industries, Ltd. and H.R. Givon Ltd., both of which are private companies.  He also serves as a member of the Board of Directors of Nirlat Paints, Ltd., Ytong Industries, Ltd., and Alony Ltd., companies which had been public companies but which have since become non-public companies.  During the past five years, Mr. Beck formerly served as a member of the Board of Directors of the following public companies:  Medtechnica, Ltd., Merhav Ceramic and Building Materials Center, Ltd., Retalix Ltd., Gamatronic Electronic Industries, Ltd., Orian C.M. Ltd., and Tedea, Ltd.  From 1999 to 2003, Mr. Beck served as Chief Executive Officer and President of Arad Ltd., a publicly-traded water measurement and automatic meter reading company, and from 1995 to 1999, he served as Chief Operating Officer of Arad Ltd.   Mr. Beck received a Bachelor of Science degree in Industrial Engineering in 1990 from the Technion – Israel Institute of Technology, and a Master of Business Administration in Finance in 1992 from Bar-Ilan University.  Mr. Beck is 51 years old.

The Board has concluded that Mr. Beck should serve as director of the Company because of his extensive management experience and overall business and financial knowledge.

Continuing Directors

Class I Directors Continuing in Office Whose Terms Expire at the 2014 Annual Meeting

Yoram Bronicki. Yoram Bronicki has been a member of our Board of Directors since November 12, 2004, and has been our President and Chief Operating Officer since September 20, 2007. From July 1, 2004 to September 20, 2007, Mr. Bronicki served as our Chief Operating Officer, North America. Mr. Bronicki was also a member of the Board of Directors of Ormat Industries Ltd. from 2001 to May 2012. From 1999 to 2001, Mr. Bronicki was Project Manager of Ormat Industries Ltd. and Ormat International Inc.; from 1996 to 1999, he was Project Manager of Ormat Industries Ltd.; and from 1995 to 1996, he was Project Engineer of Ormat Industries Ltd.  Mr. Bronicki is the son of Lucien and Yehudit Bronicki. Mr. Bronicki obtained a Bachelor of Science in Mechanical Engineering from Tel Aviv University in 1989 and a Certificate from the Technion Institute of Management Senior Executives Program.  Mr. Bronicki is 46 years old.

The Board has concluded that Mr. Bronicki should serve as director of the Company because of his experience as the Company’s President and Chief Operating Officer, his over 15 years of experience in the power industry, and his in-depth knowledge of the Company’s business.

David Granot.  David Granot has been a member of our Board of Directors since May 22, 2012.  Since 2007, Mr. Granot has served as Chairman of Scorpio Real Estate, a non-US public company.  In addition, he is a member of the Board of the following non-U.S. public companies:  Harel Insurance Investments and Financial Services Ltd.; Alrov Israel; and Ham-let, a member of the IDB Group.  He also serves on the Board of the following private companies:  BSG Capital Markets Ltd., the holding company of the financial assets of the BSG Group, and G.D. Goren Management and Consultation Ltd.  During the past five years, Mr. Granot served as a member of the Board of Directors of the following non-U.S. public companies, for which he no longer serves as a Director:  Tempo Beverages Ltd. and Bateman Litwin N.V.  From 2001 through 2007, Mr. Granot served as the Chief Executive Officer of the First International Bank of Israel Ltd.  He earned a Bachelor of Arts in Economics and a Master of Business Administration from the Hebrew University in Jerusalem.  Mr. Granot is 66 years old.

The Board has concluded that Mr. Granot should serve as a director of the Company because of his extensive management, banking and financial experience, and his overall business knowledge.

Robert E. Joyal.  Robert E. Joyal has been a member of our Board of Directors since May 22, 2012.  Since 2006, Mr. Joyal has served as a Director of Jefferies Group, Inc., a public company.  Since 2003, Mr. Joyal has served as a Member of the Board of Trustees of the following investment funds:  MassMutual Funds, Babson Capital Corporate Investors, and Babson Capital Participation Investors.  Mr. Joyal also serves as a Director of FIMI 2001 Ltd. and FITE 2004 Ltd., and is a member of the investment committee of various funds sponsored by FIMI.  He has also been a Director of Kimco Insurance Company since 2007, and a Member of the Board of Trustees of First Israel Mezzanine Investors since 2003.  During the past five years, Mr. Joyal served as a member of the Board of Directors of the following public companies, for which he no longer serves as a Director:  Alabama Aircraft Industries Inc. and Scottish Re Group Ltd.  Mr. Joyal is a Chartered Financial Analyst.  He earned a Bachelor of Arts from St. Michael's College and a Master of Business Administration from Western New England College.  Mr. Joyal is 68 years old.

The Board has concluded that Mr. Joyal should serve as a director of the Company because of his extensive investment and financing experience, and his overall business knowledge.

Class II Directors Continuing in Office Whose Terms Expire at the 2015 Annual Meeting

Yehudit “Dita” Bronicki. Yehudit Bronicki has been our Chief Executive Officer since July 1, 2004, and is also a member of our Board of Directors. From July 1, 2004 to September 20, 2007, Mrs. Bronicki also served as our President. Mrs. Bronicki was a co-founder of Ormat Turbines Ltd. and is a member of the Board of Directors and the General Manager (a CEO-equivalent position) of Ormat Industries Ltd., the publicly-traded successor to Ormat Turbines Ltd., and several of its subsidiaries. From 1992 to June 2005, Mrs. Bronicki was a director of Bet Shemesh Engines, a manufacturer of jet engines. In addition, since 2000 Mrs. Bronicki has been a member of the Board of Orbotech Ltd., a NASDAQ-listed manufacturer of equipment for inspecting and imaging circuit boards and display panels. From 1994 to 2001, Mrs. Bronicki was on the Advisory Board of the Bank of Israel. Mrs. Bronicki has worked in the power industry since 1965. Yehudit Bronicki and Lucien Bronicki are married and are the parents of Yoram Bronicki. Mrs. Bronicki obtained a Bachelor of Arts in Social Sciences from Hebrew University in 1965.  In 2007, she received a PhD. Honoris Causa from the Technion – Israel Institute of Technology.  Mrs. Bronicki is 71 years old.

The Board has concluded that Mrs. Bronicki should serve as director of the Company because of her experience as the Company’s co-founder, her experience as the Company’s Chief Executive Officer, her work in the power industry since 1965, and her extensive knowledge of the Company’s business.

Robert F. Clarke. Robert F. Clarke has been a member of our Board of Directors since February 27, 2007.  Mr. Clarke was Chairman (since September 1998) and President and Chief Executive Officer (since January 1991) of Hawaiian Electric Industries, Inc. (HEI), from which he retired effective May 2006. Since June 1, 2006, Mr. Clarke has been Executive in Residence at the Shidler College of Business at the University of Hawaii. In addition, Mr. Clarke serves as an advisory director to Oceanic Cable Hawaii, and as a member of the advisory boards of the Shidler College of Business at the University of Hawaii, Sennet Capital, and Aina Koa Pono, a Hawaii based privately held company exploring renewable energy projects in converting biomass into fuels.  Mr. Clarke joined HEI in February 1987 as Vice President of Strategic Planning and was in charge of implementing the Company's diversification strategy. Mr. Clarke was named HEI Group Vice President - Diversified Companies in May 1988. He was made a director of HEI in 1989.  Prior to joining HEI, Mr. Clarke served as Senior Vice President and Chief Financial Officer of Alexander & Baldwin and as Controller of Dillingham Corporation.  Prior to that, he worked for the Ford Motor Company and for the Singer Company.  He received his Bachelor's degree in economics in 1965 and his Master's degree in finance in 1966 from the University of California at Berkeley. Honors include Phi Beta Kappa in 1965. Mr. Clarke is 70 years old.

The Board has concluded that Mr. Clarke should serve as director of the Company because of his 25 years of experience in the power/energy industry, his extensive management experience, and his overall business and financial knowledge

Ami Boehm.  Ami Boehm has been a member of our Board of Directors since May 22, 2012.  Since 2004, Mr. Boehm has been a Partner at FIMI Opportunity Funds, as well as Managing Partner and CEO of FITE GP (2004).  In addition, Mr. Boehm currently serves as a member of the Board of Directors of Gilat Satellite Networks Ltd., a NASDAQ publicly-traded company, and of the following non-U.S. public companies:  Scope Metal Trading, Ltd., Ham-Let (Israel-Canada) Ltd., and Inter Industries, Ltd.  He also serves as a member of the Board of Directors of Inter-Electric, Ltd., a private company.  During the past five years, Mr. Boehm formerly served as a member of the Board of Directors of the following non-U.S. public companies:  Global Wire Ltd. and Telkoor Telecom Ltd.  From 1999 to 2004, Mr. Boehm served as Head of Research at Discount Capital Markets, the investment arm of Israel Discount Bank, and from 1998 to 1999, he worked in the Office of the Attorney General in the Israeli Ministry of Justice.  Mr. Boehm received a Bachelor of Law degree in 1997 from Tel Aviv University, a Bachelor of Arts degree in Economics in 1998 from Tel Aviv University, and a Master of Business Administration in Finance in 2004 jointly from Northwestern University's Kellogg School of Business and Tel Aviv University.  Mr. Boehm is 41 years old.

The Board has concluded that Mr. Boehm should serve as a director of the Company because of his extensive experience in finance and strategic initiatives, and his overall management and business knowledge.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

As required by the rules of the NYSE, the Board of Directors evaluates the independence of Board members at least annually and when a change in circumstances could potentially impact the independence of one or more directors.

On May 8, 2012, the Company held its 2012 Annual Meeting of Stockholders. All of the Company’s then-current Board members were present at the meeting.

Our Board of Directors consists of eight members, six of whom have been determined by our Board to be independent directors, in accordance with the above requirements of the NYSE. Our six independent directors are Dan Falk, Robert F. Clarke, Gillon Beck, Ami Boehm, David Granot, and Robert E. Joyal.

During fiscal year 2012, the Board of Directors held eight meetings. None of the directors attended less than 75% of the meetings of the Board and the Committees on which he or she serves.

The Company relies on the “controlled company” exemption to the Board of Directors committee composition requirements under the rules of the NYSE. The “controlled company” exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules which require that our Audit Committee be composed of at least three independent directors.

Board Leadership Structure

The Company has separated the Chief Executive Officer and Board Chairman positions.  The Company believes that this Board leadership structure is the most appropriate for the Company since each of Gillon Beck, a Senior Partner at the FIMI Opportunity Funds, and Dita Bronicki, a co-founder of the Company, has unique skills and talents to contribute to the Company.  Mr. Beck serves as our Chairman of the Board and provides the Company with the benefit of his strategic vision, and his wide-ranging business and management knowledge and experience.  Mrs. Bronicki serves as our Chief Executive Officer and provides the Company with the benefit of her extensive knowledge of the Company’s operations, an understanding of the day-to-day challenges faced by companies in the power industry, and her distinctive business and financial know-how.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has established, among others, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. As of March 18, 2013, Ormat Industries Ltd. beneficially owned approximately 59.89% of our outstanding Common Stock. As a controlled company, we have relied on certain exemptions from the director independence requirements applicable to Compensation Committees and Nominating and Corporate Governance Committees under the rules of the NYSE.

Audit Committee. The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended. The Audit Committee consists of four members, Dan Falk, Robert F. Clarke, David Granot, and Robert E. Joyal, all of whom are independent as defined by the listing standards of the NYSE and the SEC.   The Board has determined that Mr. Falk, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under the rules of the SEC and that each member of the Audit Committee is financially literate. Mr. Falk also serves on the audit committees of four other companies publicly-traded in the U.S. Our Board has determined that Mr. Falk's simultaneous service on these audit committees does not impair his ability to serve effectively on our Audit Committee.

The Audit Committee selects, on behalf of our Board of Directors, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent registered public accounting firm its independence, reviews and discusses the audited financial statements with the independent registered public accounting firm and manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting.

In fiscal year 2012, the Audit Committee continued its oversight of a procedure established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities, among other things. In 2005, the Audit Committee set up an ethics and compliance hotline managed by an independent third party and accessible both through the Internet and by telephone.  The information received by the hotline is treated as confidential and anonymous and is both received and retained by an agent of the Audit Committee before all relevant non-compliance information is periodically reported to the Audit Committee.

The Audit Committee held four meetings in fiscal year 2012. Further information concerning the Audit Committee is set forth below under the heading “Audit Committee Report”. The charter of the Audit Committee is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Compensation Committee. The Compensation Committee consists of three members, Yehudit Bronicki, our CEO, and Dan Falk and Ami Boehm, both of whom are independent directors.   Mrs. Bronicki, who is our CEO and who is not an independent director, is the Chair of the Compensation Committee.

The Compensation Committee reviews and either approves, on behalf of our Board of Directors, or recommends to the Board of Directors for approval, (1) the annual salaries and other compensation of our Chief Executive Officer and certain other executive officers and (2) equity awards. The Compensation Committee also reviews and approves the compensation program applicable to our senior management.  Our CEO and our President are currently covered by employment agreements which fix the amount of their salary and annual bonus.  See "Executive Compensation".  The Compensation Committee also provides recommendations with respect to our compensation policies and practices and incentive compensation plans and equity plans.  As described in the Compensation Discussion and Analysis below, our Compensation Committee determines the basket of bonuses and equity awards that may be awarded on a company-wide basis and our CEO and our President determine the particular bonuses and equity awards to be made to our personnel, except that the Compensation Committee grants awards to our executive officers.  Our CEO and our President also determine whether and to what degree to award salary increases to any of the other members of our management team.

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which includes evaluation of the performance of the Chief Executive Officer, review and approval of the compensation of the Chief Executive Officer and review of the compensation of all other executive officers of the Company, and recommendations to the Board of Directors regarding non-CEO compensation, incentive-compensation plans and equity-based plans.

The Compensation Committee duties and responsibilities also include:

•	making recommendations to the Board as to changes in Ormat’s general compensation philosophy;

•	overseeing the development and implementation of compensation programs;

•	reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, and evaluating the performance of the CEO in light of those goals and objectives; and

•	reviewing and approving the annual compensation of the CEO and Ormat’s five other most highly compensated executive officers who receive total compensation in excess of $1 million per year.

The Compensation Committee is authorized to establish subcommittees for the purpose of evaluating special or unique matters and may delegate its authority to a subcommittee or subcommittees.

In 2012, the Compensation Committee did not retain any compensation consultants in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee held four meetings in the year 2012. The charter of the Compensation Committee is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of three members, Yoram Bronicki, our President and COO, Gillon Beck, and Dan Falk.  Messrs. Beck and Falk are independent directors.  Mr. Beck is the Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its responsibilities by identifying and approving individuals qualified to serve as members of our Board of Directors, selecting director nominees for our annual meetings of stockholders, and developing and recommending to our Board of Directors corporate governance guidelines and oversight with respect to corporate governance and ethical conduct.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of possible candidates.

The Nominating and Corporate Governance Committee adopted a policy regarding consideration of any director candidates as of November 7, 2006.  This policy provides guidelines for the identification and evaluation of candidates for positions on the Board of Directors of the Company. According to the policy, candidates must satisfy certain minimum criteria, including an academic degree and business experience to the satisfaction of the Nominating and Corporate Governance Committee. In addition, independent director nominees must satisfy the independence requirements as determined by the Board of Directors in accordance with the rules and regulations of the SEC and the NYSE, as applicable. The policy provides for the Committee to interview and select final candidates for evaluation, and then evaluate the final candidates to determine their qualification for the position as well as compatibility with the Company, its philosophy and its then-current Board of Directors and management.  The Committee does not consider diversity in identifying nominees for director.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which the Committee evaluates any other candidate.

The Company’s by-laws provide that nominations of candidates to be considered by the stockholders may be made at an annual meeting of stockholders by any stockholder who was a stockholder of record at the time of giving notice of the proposed nomination, is entitled to vote at the meeting and follows the notice procedures. To be timely, a stockholder’s notice for the 2013 Annual Meeting of Stockholders must have been delivered to the Corporate Secretary at 6225 Neil Road, Reno, Nevada 89511, not earlier than the close of business on January 8, 2013 and no later than the close of business on February 7, 2013.

The Nominating and Corporate Governance Committee held three meetings in 2012. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of Yehudit Bronicki, Dan Falk and Ami Boehm. Mrs. Bronicki serves as Chief Executive Officer of the Company. In addition, Mrs. Bronicki, together with Lucien Bronicki, our Chief Technology Officer, and Yoram Bronicki, our President and Chief Operating Officer, and other members of their family, indirectly owned approximately 22.07%  of the ordinary shares of Ormat Industries Ltd. as of March 18, 2013.  Ami Boehm is a partner at FIMI Opportunity Funds, which indirectly owned approximately 22.5% of the ordinary shares of Ormat Industries Ltd. as of March 18, 2013.  See “Transactions with Related Persons”.

None of our executive officers served during 2012 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is available on our website at www.ormat.com for downloading, free of charge. The content of our website, however, is not part of this proxy statement. You may also request a printed copy of our Code of Business Conduct and Ethics free of charge, by writing to the Company address appearing in this Proxy Statement or by telephoning us at: (775) 356-9029.

Corporate Governance Guidelines

The Board of Directors of the Company has adopted the Corporate Governance Guidelines, which are available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement. You may also request a printed copy of our Corporate Governance Guidelines free of charge, by writing to the Company address appearing in this Proxy Statement or by telephoning us at: (775) 356-9029.

Executive Sessions

As required by the NYSE rules, the non-management directors of the Company meet in executive sessions of the Board of Directors without management at regular intervals. The Chair of the Audit Committee presides at the executive sessions of the non-management directors.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors or a specific director or directors by writing c/o the Corporate Secretary, Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511. Communications received from stockholders are forwarded directly to Board members. Stockholders and other interested parties who would like to communicate with the non-management directors or any individual non-management director may do so by sending a letter to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511.

Board’s Role in Risk Oversight

As part of the Board’s quarterly meetings, the Board assesses on an ongoing basis the risks faced by the Company in executing its business plan.  These risks include financial, industrial, technological, competitive, and operational risks, both from a global perspective and on a power plant-by-power plant basis.  The Board dedicates time at each of its meetings to review and consider the relevant risks that need to be addressed at the time of each Board meeting.  The CEO and COO of the Company present reports at each meeting outlining the progress of each power plant and the challenges faced by the Company, and they bring the relevant risks to the attention of the Board.  Similarly, at each Board meeting, the relevant financial risks faced by the Company are presented by the CFO.  In addition, the Company’s Audit Committee plays an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures.   The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and the Board and its committees providing oversight in connection with those efforts.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of independent directors only, as required by and in compliance with the listing standards of the NYSE. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors of the Company.

The Audit Committee is responsible for assisting the Board of Directors in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 and the report from PricewaterhouseCoopers LLP on the effectiveness of internal control over financial reporting as of December 31, 2012.  Based upon the Audit Committee’s reviews and discussions with management, the Company’s internal auditors, and PricewaterhouseCoopers LLP, the Audit Committee approved the inclusion of management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 and the report of the independent auditors in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

The Committee also received and reviewed the periodic internal audit reports from its internal auditor.   The Committee also reviewed the Internal Audit Plan for the year 2013 and approved its main target subjects. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits, and has met with them, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.  In addition, the Committee evaluated the performance of the independent registered public accounting firm.

Lastly, following FIMI’s acquisition of approximately 22.5% of the shares of our parent, Ormat Industries Ltd., the Committee reviewed the framework of the pre-existing business relationships between Ormat Systems Ltd., our wholly-owned subsidiary, and certain suppliers controlled by FIMI to determine whether these pre-existing business relationships are consistent with arms-length transactions of a similar nature according to prevailing market terms and conditions.  The Committee concluded that the current terms are fair and that it would review these business relationships on an annual basis going forward. The Committee then pre-approved an annual purchase of goods valued at up to $2 million from each entity controlled by FIMI for the year-ending December 31, 2013.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2012 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax services to the Company is compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Submitted on February 26, 2013 by the Audit Committee of Ormat Technologies, Inc.’s Board of Directors.

Dan Falk, Chair Robert F. Clarke David Granot Robert E. Joyal

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent Ormat specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under such Acts.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position(s) of each of our executive officers and persons who are executive officers of certain of our subsidiaries who perform policy-making functions for us:

Name	Age	Position

Yehudit Bronicki	71	Chief Executive Officer and Director
Lucien Bronicki	78	Chief Technology Officer
Yoram Bronicki	46	President, Chief Operating Officer and Director
Joseph Tenne†	57	Chief Financial Officer*
Doron Blachar†	45	Chief Financial Officer*
Nadav Amir	62	Executive Vice President—Operations*
Zvi Reiss	62	Executive Vice President—Project Management*
Shimon Hatzir	51	Senior Vice President—Engineering*
Zvi Krieger	57	Executive Vice President—Geothermal Resource*
Etty Rosner	57	Senior Vice President—Contract Management; Corporate Secretary*
Nir Wolf	47	Vice President—Business Development — Marketing and Sales, Rest of the World*

*	Performs the functions described in the table, but is employed by Ormat Systems Ltd., a subsidiary of the Company.

†	Mr. Doron Blachar will replace Mr. Tenne as the Company's CFO, effective April 2, 2013.

Lucien Y. Bronicki.   Lucien Y. Bronicki has been our Chief Technology Officer since July 1, 2004. Mr. Bronicki co-founded Ormat Turbines Ltd. in 1965 and is a member of the Board of Directors of Ormat Industries Ltd., the publicly-traded successor to Ormat Turbines Ltd.  Mr. Bronicki served as the Chairman of the Board of Directors of the Company until May 22, 2012, and served as the Chairman of the Board of Directors of Ormat Industries Ltd. and several of its subsidiaries until September 15, 2011.  From 1992 to May 2006, Mr. Bronicki was the Chairman of the Board of Directors of Bet Shemesh Engines, a manufacturer of jet engines, and from 1997 to May 2006, Mr. Bronicki was the Chairman of the Board of Directors of Bet Shemesh Holdings.  Mr. Bronicki was also the Chairman of the Board of Directors of Orad Hi-Tec Systems Ltd., a manufacturer of image processing systems, until the end of 2005, and was the Co-Chairman of Orbotech Ltd., a NASDAQ-listed manufacturer of equipment for inspecting and imaging circuit boards and display panels. From 1957 until 1958, Mr. Bronicki worked in the Nuclear Research Center in Saclay (France) designing equipment for elementary particle research at CERN.  He went on to join the National Physical Laboratory of Israel and develop solar-powered turbines, which evolved into geothermal power plants.  Mr. Bronicki has worked in the power industry since 1958. He is a member of the Executive Council of the Weizmann Institute of Science and was the Chairman of the Israeli Committee of the World Energy Council.  Mr. Bronicki was also a member of the Studies Committee “Energy for Tomorrow's World Commission” of the World Energy Council.  Yehudit Bronicki and Lucien Bronicki are married and are the parents of Yoram Bronicki.  Mr. Bronicki obtained a postgraduate degree in Nuclear Engineering from Conservatoire National des Arts et Métiers, a Master of Science in Physics from Universite de Paris and a Master of Science in Mechanical Engineering from École Nationale Supérieure d’Ingenieurs Arts et Métiers. He received a Ph.D. Honoris Causa in 2005 from the Ben-Gurion University, in 2006 from the Weizmann Institute of Science, and in 2007 from the Technion – Israel Institute of Technology.  Mr. Bronicki has received the Pioneers Award from the Geothermal Resources Council, and the Italian Geothermal Union Centenary Award.

Joseph Tenne.   Joseph Tenne has served as our Chief Financial Officer since March 9, 2005. From 2003 to 2004, Mr. Tenne was the Chief Financial Officer of Treofan Germany GmbH & Co. KG, a German company. From 1997 until 2003, Mr. Tenne was a partner in Kesselman & Kesselman, Certified Public Accountants in Israel (a member firm of PricewaterhouseCoopers International Limited). Since January 8, 2006, Mr. Tenne has also been the Chief Financial Officer of Ormat Industries Ltd. Mr. Tenne is a member of the Board of Directors of AudioCodes Ltd., a NASDAQ-listed company. Mr. Tenne obtained a Master of Business Administration from Tel Aviv University in 1987 and a Bachelor of Arts in Accounting and Economics from Tel Aviv University in 1981. Mr. Tenne is also a Certified Public Accountant in Israel.

Doron Blachar.     Doron Blachar will assume the position of Chief Financial Officer on April 2, 2013.  Since 2009, he has been serving as the CFO of Shikun & Binui Ltd.  From 2005 to 2009, he served as the Vice President – Finance of Teva Pharmaceutical Industries Ltd.  From 1998 to 2005, he served in a number of positions at Amdocs Limited, including as Vice President – Finance from 2002 to 2005.  Mr. Blachar obtained a Bachelor of Arts in Accounting and Economics and a Master of Business Administration from Tel Aviv University.  He is also a Certified Public Accountant in Israel.

Nadav Amir.    Nadav Amir has served as our Executive Vice President of Operations since November 4, 2009. From July 1, 2004 to November 3, 2009, Mr. Amir was our Executive Vice President of Engineering; from 2001 to June 30, 2004, he was Executive Vice President of Engineering of Ormat Industries Ltd.; from 1993 to 2001, he was Vice President of Engineering of Ormat Industries Ltd.; from 1988 to 1993, he was Manager of Engineering of Ormat Industries Ltd.; from 1984 to 1988, he was Manager of Product Engineering of Ormat Industries Ltd.; and from 1983 to 1984, he was Manager of Research and Development of Ormat Industries Ltd. Mr. Amir obtained a Bachelor of Science in Aeronautical Engineering from the Technion – Israel Institute of Technology in 1972.

Zvi Reiss.    Zvi Reiss has served as our Executive Vice President of Project Management since July 1, 2004. From 2001 to June 30, 2004, Mr. Reiss was the Executive Vice President of Project Management of Ormat Industries Ltd.; from 1995 to 2000, he was Vice President of Project Management of Ormat Industries Ltd.; and from 1993 to 1994, he was Director of Projects of Ormat Industries Ltd. Mr. Reiss obtained a Bachelor of Science in Mechanical Engineering from Ben-Gurion University in 1975.

Shimon Hatzir.    Shimon Hatzir has served as our Senior Vice President of Engineering since November 4, 2009. From September 20, 2007 to November 3, 2009, Mr. Hatzir was our Senior Vice President of Electrical and Conceptual Engineering, and from July 1, 2004 to September 20, 2007, he was our Vice President of Electrical and Conceptual Engineering.  From 2002 to June 30, 2004, Mr. Hatzir was the Vice President of Electrical and Conceptual Engineering of Ormat Industries Ltd; from 1996 to 2001, Mr. Hatzir was Manager of Electrical and Conceptual Engineering of Ormat Industries Ltd.; and from 1989 to 1995, he was a Project Engineer in the Engineering Division of Ormat Industries Ltd.  Mr. Hatzir obtained a Bachelor of Science in Mechanical Engineering from Tel Aviv University in 1988 and a Certificate from the Technion Israel Institute of Management, Senior Executive Program.

Zvi Krieger.    Zvi Krieger has served as our Executive Vice President of Geothermal Resource since November 4, 2009. From September 20, 2007 to November 4, 2009, Mr. Krieger was our Senior Vice President of Geothermal Engineering; from July 1, 2004 to September 20, 2007, he was our Vice President of Geothermal Engineering; and from 2001 to June 30, 2004, he was the Vice President of Geothermal Engineering of Ormat Industries Ltd. Mr. Krieger has been with Ormat Industries Ltd. since 1981 and served as Application Engineer, Manager of System Engineering, Director of New Technologies Business Development and Vice President of Geothermal Engineering. Mr. Krieger obtained a Bachelor of Science in Mechanical Engineering from the Technion – Israel Institute of Technology in 1980.

Etty Rosner.    Etty Rosner has served as our Corporate Secretary since October 21, 2004. Ms. Rosner is also the Corporate Secretary of Ormat Industries Ltd., a position she has held since 1991. Ms. Rosner is also our Senior Vice President of Contract Management since September 20, 2007. From July 1, 2004 to September 20, 2007, Ms. Rosner was our Vice President of Contract Management; and from 1999 to June 30, 2004, she was the Vice President of Contract Management of Ormat Industries Ltd. From 1991 to 1999, Ms. Rosner was Contract Administration Manager and Corporate Secretary of Ormat Industries; and from 1981 to 1991, she was the Manager of the Export Department and Office Administrative Manager of Ormat Industries. Ms. Rosner obtained a Diploma in General Management from Tel Aviv University in 1990.

Nir Wolf.    Nir Wolf has served as our Vice President for Business Development — Marketing and Sales, Rest of the World since January 1, 2010.  From December 2005 to December 31, 2009, Mr. Wolf served as our Vice President Distributed Power, responsible for the marketing, sales, engineering and after sales activities of the Remote Power Units.  From December 1999 to December 2005, he was Business Development Manager in the Marketing and Sales Department. Mr. Wolf joined the Company on January 14, 1994, and worked in the Project Management Department as a Budget and Schedule Controller and later as a Project Manager. Mr. Wolf graduated the Technion - Israel Institute of Technology in February 1991 with a Bachelor of Science in Industrial Engineering, cum laude. In 1995, he obtained a Master of Business Administration degree from Bar Ilan University. Mr. Wolf has also participated in the Technion Institute of Management Senior Executive Program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 18, 2013 for:

● each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding Common Stock;

● each of our directors;

● each of our Named Executive Officers (as defined under Compensation Discussion and Analysis below); and

● all of our directors and executive officers as a group.

Percentage ownership is based on 45,430,886 shares of Common Stock outstanding as of March 18, 2013. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares of Ormat Technologies, Inc. Common Stock Beneficially Owned			Shares of Ormat Industries Ltd. Common Stock Beneficially Owned
	Number		Percent	Number		Percent
Principal Stockholder:
Ormat Industries Ltd.†	27,206,580	(1)	59.89%
Clal Insurance Enterprises Holdings Ltd. ‡	3,044,513		6.7%
Directors and Named Executive Officers
Yehudit Bronicki†	—		—	25,712,072	(2)	22.07%
Lucien Bronicki†	—		—	25,712,072	(2)	22.07%
Yoram Bronicki†	—		—	25,712,072	(2)	22.07%
Gillon Beck††	—		—	26,218,049	(3)	22.50%
Ami Boehm††	—		—	26,218,049	(3)	22.50%
Dan Falk††	45,000	(4)	*	—		—
Robert F. Clarke††	47,000	(5)	*	—		—
David Granot††	—		—	__		__
Robert E. Joyal††	—		—	__		__
Joseph Tenne†	92,900		*	—		—
Nadav Amir†	111,200		*	—		—
Zvi Reiss†	111,200		*	—		—
Shimon Hatzir	76,250		*	—		—
Directors and Named Executive Officers as a group	558,550	(6)	*	51,930,121		44.57%
__________

† c/o Ormat Industries Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel

†† c/o Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511

‡
48 Menachem Begin Road, Tel Aviv 66180, Israel.  The information provided for Clal Insurance Enterprises Holdings Ltd. ("Clal") is based on Clal's  Schedule 13G/A filed with the SEC on February 14, 2013.  Clal reported shared voting and dispositive power with regard to all of the 3,044,513 shares beneficially held by Clal.

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
The Board of Directors of Ormat Industries Ltd. has voting power and investment power over approximately 59.89% of our outstanding Common Stock. The directors of Ormat Industries Ltd. include Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki, who, collectively with other members of their family, beneficially owned approximately 22.07% of the ordinary shares of Ormat Industries Ltd. through their holdings in Bronicki Investment Ltd. as of March 18, 2013.  FIMI ENRG Limited Partnership and FIMI ENRG L.P., both of which are controlled by FIMI Opportunity IV L.P., currently have voting power and investment power over approximately 22.5% of the ordinary shares of Ormat Industries Ltd. as of March 18, 2013.  Gillon Beck, a partner of FIMI Opportunity Funds, also serves as a director of Ormat Industries Ltd.

(2)
These shares are beneficially owned by Bronicki Investment Ltd.  Lucien Bronicki and Yehudit Bronicki are directors of Bronicki Investment Ltd. and have voting control of the shares of Ormat Industries Ltd. held by Bronicki Investment Ltd. Each of Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki also beneficially own 20% of Bronicki Investment Ltd. Accordingly, they may be deemed to share beneficial ownership of the shares of Ormat Industries Ltd. held by Bronicki Investment Ltd. Each of Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki disclaim beneficial ownership of all such shares, except to the extent of his or her 20% ownership of Bronicki Investment Ltd.

(3)
These shares are beneficially owned by FIMI Opportunity Funds.  Gillon Beck and Ami Boehm are partners of FIMI Opportunity Funds and have voting control of the shares of Ormat Industries Ltd. held by FIMI Opportunity Funds. Accordingly, they may be deemed to share beneficial ownership of the shares of Ormat Industries Ltd. held by FIMI Opportunity Funds.  Each of Gillon Beck and Ami Boehm disclaim beneficial ownership of all such shares.  FIMI Opportunity Funds pledged all of its Ordinary Shares of Ormat Industries Ltd. in favor of Bank Hapoalim BM as collateral for Bronicki Investment Ltd.'s 2007 loan from Bank Hapoalim.

(4)	Includes 45,000 shares of Common Stock issuable to Mr. Falk upon the exercise of options that are exercisable within 60 days of March 18, 2013.

(5)	Includes 45,000 shares of Common Stock issuable to Mr. Clarke upon the exercise of options that are exercisable within 60 days of March 18, 2013.

(6)
This number includes options of the Company exercisable within 60 days of March 18, 2013. The amounts of exercisable options for each named Executive Officer are set forth in the Outstanding Equity Awards Table below.

Equity Compensation Plan Information

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2012.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation plans approved by security holders	3,555,740	*	$30.19	3,925,000	†

Equity Compensation plans not approved by security holders	--		N/A	--

Total	3,555,740	*	$30.19	3,925,000	†
___________

*
Stock options to be issued pursuant to our 2004 Incentive Compensation Plan, as amended, and our 2012 Incentive Compensation Plan, and our Registration Statement on Form S-8 covering 1,250,000 shares filed with the SEC on November 9, 2005, and our Registration Statement on Form S-8 covering 2,500,000 shares filed with the SEC on June 4, 2007, and our Registration Statement on Form S-8 covering 4,000,000 shares filed with the SEC on May 18, 2012.

†
On May 8, 2012, at the Company’s 2012 annual meeting of shareholders, the Company’s shareholders approved the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”), which the Board of Directors of the Company had approved on March 20, 2012.  No further awards will be granted under the 2004 Incentive Compensation Plan.  On May 18, 2012, the Company filed a post-effective Amendment No. 1 to Form S-8 whereby the Company removed from registration 51,149 unissued shares that had remained available for grant under the 2004 Incentive Compensation Plan, as amended.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Lucien and Yehudit Bronicki founded our parent company’s predecessor, Ormat Turbines Ltd., in 1965 and, together with their son, Yoram Bronicki, continue to have a substantial economic interest in our parent, Ormat Industries Ltd. (Ormat Industries), which, in turn, owns approximately 59.89% of our outstanding Common Stock.  Our Named Executive Officers (NEOs) may, therefore, be classified into two distinct groups. Group I is comprised of Lucien Bronicki, our Chief Technology Officer, Yehudit Bronicki, our Chief Executive Officer (CEO), and Yoram Bronicki, our President and Chief Operating Officer.  Group II is comprised of Joseph Tenne, our Chief Financial Officer; Nadav Amir, our Executive Vice President of Operations; Zvi Reiss, our Executive Vice President of Project Management; and Shimon Hatzir, our Senior Vice President of Engineering.  None of the members of Group II owns a controlling interest in the shares of the Company or our parent.

Objectives

The overall objective of our executive compensation policies and procedures is to offer short-term, medium-term and long-term compensation components that enable us to attract, motivate and retain talented executives who contribute to our continued success. Equally important to us is to align the interests of our executives with those of our stockholders. As described below, the short-term component of our executive compensation packages consists of annual salary, the medium-term component consists of an annual bonus, and the long-term component consists of equity awards. The members of Group I of our executive team, however, do not receive equity awards, or their equivalent, as part of their compensation package. We believe that their long-term interests are nevertheless aligned with those of our stockholders through their substantial economic interest in our parent.

We aim to design executive compensation packages, like our general compensation policies, that meet or exceed competitive compensation averages for executives with similar responsibilities at companies with similar financial, operating and industry characteristics in similar locations. We do not benchmark to a particular industry or companies, but we informally consider published data, such as labor indices, in formulating our executive compensation packages. Despite our intention to compensate our executives at or above the market average for their peers, the compensation packages of members of Group I of our executive team are, at their choosing, well below average market compensation for similar positions.

Elements of Compensation

Our compensation program consists of three elements, namely, annual salary, annual bonus, and equity awards:

1.	Annual salary, which is paid bi-monthly, is intended to provide an annual income at a level consistent with individual contributions.

2.
Annual bonuses, which are paid semi-annually for our Group II executives, are intended to link our executive officers’ compensation to their individual achievements as well as the Company’s overall performance.

3.
Equity awards are designed to promote long-term leadership and align the interests of our executives in Group II with those of our stockholders, while the vesting schedule assists us in retaining our executives in our employ. Equity awards begin to vest following two years from the date of grant, with 25% vesting on each of the second and third anniversaries of the date of grant and the remaining 50% on the fourth anniversary of the date of grant. All employees and consultants of the Company are eligible to receive equity awards pursuant to the Company's incentive compensation plan; however, our Group I executives do not receive equity awards.  The term of our equity awards ranges from seven to ten years from the date of grant; there is no provision that provides for accelerated vesting upon a change in control; and there is no holding period for vested options.

Each element is determined individually, based on the relevant criteria described in this discussion.

In addition to these main compensation components, executives who are residents in Israel receive, as a function of their salary payments, the standard social benefits (i.e., severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel. These social benefits are fixed as a percentage of the employee’s salary and are not subject to discretionary adjustments. Executives who are residents in the United States participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to social security. We do not cover any tax payments or otherwise “gross-up” any part of the compensation packages of our executive officers regardless of their location.

Determination of Amounts and Formulas for Compensation

Annual Salary

Our Group I executives have employment agreements that fix the amount of their salary.

Consistent with our objectives with regard to Group II executives, the Compensation Committee provides guidance in setting base salaries for the Company’s executive officers annually at levels that reflect the Compensation Committee’s interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations.  The Compensation Committee does not undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies.  Rather, the members of the Compensation Committee evaluate the executive compensation using their accumulated individual knowledge and industry experience.  The Compensation Committee takes into account publicly available compensation information with respect to companies that have a similar market cap or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry segment).  In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive, and the executive’s scope of responsibility in relation to other officers and key executives within the Company.  Annual salaries reflect current practices within a named executive officer's specific geographic region and among executives holding similar positions.  In addition to these factors, the annual salary for a Group II NEO depends on a number of more subjective factors, including our evaluation of the executive’s leadership role, professional contribution, experience and sustained performance.

Following publication of the prior year’s audited financial statements, the CEO and the President, in consultation with the Chairman of the Board, determine whether and to what degree to award salary increases to any of the Group II NEOs. Factors that are considered include the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the particular NEO’s effectiveness in supporting the Company’s long-term goals. We also consider the executive’s department’s contribution to our success as well as our general achievements during the preceding year.  All salary increases are awarded retroactive to January 1.  Salaries are paid on a bi-monthly basis and each of our Group II NEOs has a standard employment agreement that is based on a format used company-wide.

Annual Bonus

The manner in which we determine and pay annual bonus payments to Group I and Group II executives are distinct and are therefore addressed separately below.

Group I

We pay annual bonuses to each of our executive officers in Group I according to the following contractual formula that is linked to our performance during the preceding year:

Each of the employment agreements of Yehudit Bronicki and Lucien Bronicki provide for an annual bonus that is equal to (a) 0.75% of the Company’s annual consolidated profits (after tax) above $2,000,000, and (b) 0.75% of Ormat Industries’ annual consolidated profits (after tax), after deducting the Company’s annual consolidated profits (after tax).  The term "annual consolidated profits (after tax)" is the same metric as "net income" that the Company reports in accordance with GAAP.  In no event, however, may the aggregate annual bonus exceed six times the annual base salary of the executive.  The Audit Committee and/or the Board of Directors of Ormat Industries has the right, considering Ormat Industries’ financial condition and/or its financial results, to reduce the bonus or resolve that no bonus will be paid with respect to any particular year. The contracts provide for payment of the bonus within 45 days of the publication of our audited financial statements for the prior year. The portion of the bonus linked to Ormat Industries’ net income is paid by Ormat Industries.  In addition, the portion of the bonus that is to be paid by Ormat Industries is subject to the annual approval of the shareholders of Ormat Industries.

The employment agreement of Yoram Bronicki provides for an annual bonus that is equal to 0.75% of the Company’s annual consolidated profits (after tax) above $2,000,000.  In no event, however, may the bonus exceed six times Mr. Bronicki’s annual base salary.  In accordance with the terms of the employment agreement, the bonus is paid within 45 days of the publication of our audited financial statements for the prior year.

Group II

Our Board of Directors has determined that up to 20% of our annual profits may be distributed by the Company as bonuses to employees. Each year, following publication of our financial statements for the preceding year, our Compensation Committee determines the basket of bonuses that may be awarded on a company-wide basis for the prior year and our CEO and President determine the particular bonuses to be awarded to each Group II executive.

The determination of the amount of the annual bonus paid to each Group II executive is based on a number of factors, including specific results of our performance, such as revenue growth and profitability, together with individual performance criteria, such as meeting budget objectives and achieving business goals related to their responsibilities.  In addition, a subjective evaluation of each NEO's performance and contribution to the Company's financial results is made by the CEO and President.  The annual bonuses awarded to our Group II executives are forward-looking in that, although they relate to past performance, they are applied to and paid in two installments (in April and September) during the year following the publication of our financial statements for the preceding year, and paid only to executives who are employed by the Company at the time each bonus installment is scheduled to be paid. This is consistent with our objective of providing a medium-term incentive for our executives.

Equity Awards

Our Group I executives do not receive equity awards as part of their compensation packages.  As described above, our Group I executives hold a significant portion of our equity by virtue of their substantial economic interest in our parent, and as such their interests are already aligned with those of our stockholders.  Accordingly, we do not have stock ownership guidelines with regard to the acquisition or disposition of our Group I executives' shareholdings in the Company.  With the exception of our Group I executives, we are committed to long-term incentive programs for executives that promote the long-term growth of the Company and align the interests of executives with those of our stockholders. The determination of the overall basket of equity awards that may be awarded to our employees each year is determined in a similar manner to our annual incentive bonuses. Once a year, following the publication of our financial results for the preceding year, our Compensation Committee determines the annual basket of equity awards that may be made to all of our employees. This basket is typically calculated as up to 1.5% of the outstanding shares of the Company. Our CEO together with our President then recommend to the Compensation Committee the particular amount of equity awards to be made to each Group II executive considering the Company’s performance and relative stockholder return, the expected contribution of the NEO to the Company’s growth and success, and awards given to the executive officers of the Company in past years. As our CEO and our President are intimately involved in our day-to-day activities and work closely with our officers, they have the knowledge to make a subjective determination of the individual executive's contribution to our growth and success.  No specific criteria are used in making these determinations. This process is typically completed within one month from the determination of the basket of awards for the year. The equity awards that we grant to our Group II executives are subject to the same pricing, vesting, and exercise terms that govern the grant of equity awards to all of our employees. Historically, we granted our Group II executives stock options as the long-term component of their compensation.  In 2010, 2011, and 2012, our Compensation Committee decided to grant our Group II executives stock appreciation rights (SARs) instead of stock options because the Compensation Committee determined that SARs provide comparable long-term incentives while utilizing fewer shares of Common Stock.  Until our initial public offering our parent granted options to our executives and employees. Following our initial public offering, our executives no longer receive any option awards from our parent.

In 2012, the Board adopted, and our stockholders approved, a new 2012 Incentive Compensation Plan.

Tax Considerations

Our Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and our other NEOs (except the Chief Financial Officer), other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain other technical requirements. Based on these requirements, since none of the NEOs received compensation in excess of $1 million, the Compensation Committee has determined that Section 162(m) will not prevent us from receiving a tax deduction for any of the compensation paid to our executive officers.

At our 2011 Annual Meeting of Stockholders, approximately 97% of the shares voted at the meeting voted to approve on an advisory basis the compensation of the Company’s named executive officers.  Based on this endorsement, the Compensation Committee has not implemented any changes in our executive compensation program as a result of such vote.  The next say-on-pay vote will take place at the Company's 2014 Annual Meeting of Stockholders.  The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for its named executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and Proxy Statement.

Submitted on February 26, 2013 by the members of the Compensation Committee of the Board of Directors of Ormat Technologies, Inc.

Yehudit Bronicki, Chair Dan Falk Ami Boehm

The foregoing Compensation Committee Report on Executive Compensation and compensation-related disclosures set forth in the proxy statement shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation earned by each NEO during the years ended December 31, 2012, 2011, and 2010:

Name and Principal Position	Year	Salary($)	Bonus ($)		Option Awards ($) (2)	All Other Compens ation ($)		Total ($)
Lucien Y. Bronicki, Chief Technology
Officer	2012	124,000	----		None	49,230	(3)	173,230
	2011	124,000	----		None	54,652		178,652
	2010	124,000	264,210	(1)	None	53,661		441,871
Yehudit Bronicki, Chief Executive Officer,
and Director	2012	150,000	----		None	62,025	(4)	212,025
	2011	150,000	----		None	74,936		224,936
	2010	150,000	264,210	(1)	None	69,254		483,464
Yoram Bronicki, President, Chief Operating
Officer and Director	2012	168,000	----		None	78,472	(5)	246,472
	2011	168,000	----		None	81,080		249,080
	2010	168,000	264,210	(1)	None	78,516		510,726
Joseph Tenne, Chief Financial
Officer	2012	259,479	----		175,560	83,894	(6)	518,933
	2011	290,429	9,946		235,680	94,201		630,256
	2010	204,936	87,666		303,360	73,279		678,452
Nadav Amir, Executive Vice President -
Operations	2012	263,901	----		175,560	77,380	(7)	516,841
	2011	278,498	55,412		235,680	80,635		650,225
	2010	256,929	87,666		303,360	77,836		725,791
Zvi Reis s , Executive Vice President -
Cons truction Management	2012	208,789	----		235,680	59,865	(8)	504,334
	2011	279,034	7,700		235,680	78,362		600,776
	2010	275,923	17,387		303,360	73,630		670,300
Shimon Hatzir, Senior Vice President
Engineering	2012	198,114	----		175,560	69,052	(9)	442,726
	2011	206,476	55,412		235,680	76,110		573,678
	2010	190,215	87,666		303,360	61,366		642,607

(1)
Represents annual bonus for each of Mr. Lucien Bronicki, Mrs. Yehudit Bronicki, and Mr. Yoram Bronicki from the Company, based on formulas set forth in their employment agreements, which are described below.

(2)
Represents the grant date fair value in accordance with accounting guidance for stock compensation. The awards were Stock Appreciation Rights (SARs).  Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised. For a discussion of the assumptions used in reaching this valuation, see Note 15 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011.

(3)
Includes payments of auto-related expenses in the amount of $10,669; Israel National Insurance in the amount of $1,093; health insurance in the amount of $214; convalescence pay in the amount of $1,564; Defined Contribution Plan in the amount of $19,522; Education Fund in the amount of $2,212; vacation redemption of $12,400; and perquisites amounting to $1,556.

(4)
Includes payments of auto-related expenses in the amount of $10,669; Israel National Insurance in the amount of $953; U.S. Social Security in the amount of $5,106; health insurance in the amount of $214; convalescence pay in the amount of $1,564; Defined Contribution Plan in the amount of $20,961; Education Fund in the amount of $2,212; vacation redemption of $18,947; and perquisites amounting to $1,399.

(5)
Includes payments of auto-related expenses in the amount of $13,345; Israel National Insurance in the amount of $7,208; U.S. Social Security in the amount of $3,581; health insurance in the amount of $14,407; convalescence pay in the amount of $1,564; 401(k) Plan matching contribution in the amount of $3,500; Defined Contribution Plan in the amount of $18,839; Education Fund in the amount of $2,212; vacation redemption of $11,177; and perquisites amounting to $2,639.

(6)
Includes payments of auto-related expenses in the amount of $13,830; Israel National Insurance in the amount of $7,329; U.S. Social Security in the amount of $1,837; health insurance in the amount of $214; convalescence pay in the amount of $1,564; Defined Contribution Plan in the amount of $34,103; Education Fund in the amount of $3,687; vacation redemption of $18,638; and perquisites amounting to $2,692.

(7)
Includes payments of auto-related expenses in the amount of $13,266; Israel National Insurance in the amount of $7,329; health insurance in the amount of $214; convalescence pay in the amount of $1,564; Defined Contribution Plan in the amount of $41,522; Education Fund in the amount of $3,687; vacation redemption of $7,859; and perquisites amounting to $1,939.

(8)
Includes payments of auto-related expenses in the amount of $14,580; Israel National Insurance in the amount of $7,329; health insurance in the amount of $49; convalescence pay in the amount of $1,564; Defined Contribution Plan in the amount of $31,810; Education Fund in the amount of $3,687; and perquisites amounting to $846.

(9)
Includes payments of auto-related expenses in the amount of $13,329; Israel National Insurance in the amount of $7,329; convalescence pay in the amount of $1,564; Defined Contribution Plan in the amount of $28,388; Education Fund in the amount of $3,687; vacation redemption of $13,283; and perquisites amounting to $1,472.

Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2012:

Name	Grant Date	All Other Option Awards : Number of Securities Underlying Options (1)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($) (2)
Lucien Y. Bronicki	None	None	N/A	N/A
Yehudit Bronicki	None	None	N/A	N/A
Yoram Bronicki	None	None	N/A	N/A
Joseph Tenne	April 2, 2012	22,000	20.13	175,560
Nadav Amir	April 2, 2012	22,000	20.13	175,560
Zvi Reiss	April 2, 2012	22,000	20.13	175,560
Shimon Hatzir	April 2, 2012	22,000	20.13	175,560

(1)
These grants were Stock Appreciation Rights (SARs), and each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.  These SARs begin to vest following two years from the date of grant (April 2012), with 25% of the SARs vesting on each of the second and third anniversaries of the grant date and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in April 2016.

(2)	These amounts are the grant date fair value of each award, computed in accordance with accounting guidance for stock compensation.

The following are descriptions of the material terms of our NEOs’ employment agreements, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards table:

Our Group I Executives

Lucien Bronicki

We have entered into an executive employment agreement with Lucien Bronicki, as our Chief Technology Officer, effective as of July 1, 2004. The employment agreement had an initial four-year term expiring on June 30, 2008, and automatically renewed for one additional four-year term expiring on June 30, 2012.  The employment agreement has been renewed for an additional two-year term and will expire on June 30, 2014, unless terminated earlier by either us or Mr. Bronicki pursuant to the terms of the agreement. There is no further automatic renewal provision in Mr. Bronicki’s employment agreement.

The employment agreement provides for a monthly base salary of $10,333. As described above, the agreement also provides for the payment of an annual bonus as a percentage of our and our parent’s net after-tax profit. The Board of Directors or the Audit Committee of our parent has the discretion to reduce or to resolve not to pay the bonus component based on our parent’s performance, its financial condition, or its financial results for the prior year.  In addition, payment of the bonus component that is based on our parent's performance is subject to the annual approval of the shareholders of our parent.

In accordance with the terms of the bonus provision in his employment agreement, Mr. Bronicki did not receive a bonus from the Company for the year ended December 31, 2012 because the Company did not generate annual consolidated profits (after tax) above $2,000,000 and did not receive a bonus from Ormat Industries for the year ended December 31, 2012 because the shareholders of Ormat Industries did not approve payment of a bonus.

Yehudit Bronicki

We have entered into an executive employment agreement with Yehudit Bronicki, as our Chief Executive Officer, effective as of July 1, 2004. The employment agreement had an initial four-year term expiring on June 30, 2008, and automatically renewed for one additional four-year term expiring on June 30, 2012. The employment agreement has been renewed for an additional two-year term and will expire on June 30, 2014, unless terminated earlier by either us or Mrs. Bronicki pursuant to the terms of the agreement. There is no further automatic renewal provision in Mrs. Bronicki’s employment agreement.

The employment agreement provides for a monthly base salary of $12,500.  As described above, the agreement also provides for the payment of an annual bonus as a percentage of our and our parent’s net after-tax profit. The Board of Directors or the Audit Committee of our parent has the discretion to reduce or to resolve not to pay the bonus component based on our parent’s performance, its financial condition, or its financial results for the prior year.   In addition, payment of the bonus component that is based on our parent's performance is subject to the annual approval of the shareholders of our parent.

In accordance with the terms of the bonus provision in her employment agreement, Mrs. Bronicki did not receive a bonus from the Company for the year ended December 31, 2012 because the Company did not generate annual consolidated profits (after tax) above $2,000,000 and did not receive a bonus from Ormat Industries for the year ended December 31, 2012 because the shareholders of Ormat Industries did not approve payment of a bonus.

Yoram Bronicki

We have entered into an executive employment agreement with Mr. Yoram Bronicki, as our President and Chief Operating Officer, effective as of July 1, 2004. The employment agreement had an initial four-year term expiring on June 30, 2008, and is automatically extended for additional two-year terms, unless terminated earlier by either us or Mr. Bronicki in accordance with its terms.

The employment agreement provides for a monthly base salary of $14,000.  As described above, the employment agreement, as modified, also provides for the payment of an annual bonus as a percentage of our net after-tax profit.

In accordance with the terms of the bonus provision in his employment agreement, Mr. Bronicki did not receive a bonus from the Company for the year ended December 31, 2012 because the Company did not generate annual consolidated profits (after tax) above $2,000,000.

Our Group II Executives

Joseph Tenne is employed by Ormat Systems, one of our subsidiaries and by us, and serves as our Chief Financial Officer.  Nadav Amir is employed by Ormat Systems and serves as our Executive Vice President of Operations; and Zvi Reiss is employed by Ormat Systems and serves as our Executive Vice President of Project Management; and Shimon Hatzir is employed by Ormat Systems and serves as our Senior Vice President of Engineering.

Each of Messrs. Tenne, Amir, Reiss, and Hatzir is party to an employment agreement with Ormat Systems that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits. Under the employment agreements of Messrs. Amir, Reiss, and Hatzir either party may terminate the employment relationship upon thirty days prior written notice, while Mr. Tenne’s agreement provides for ninety days prior written notice.  In the event of termination within one year of a change in control, Mr. Tenne’s agreement provides for eight months prior written notice.  However, termination for cause does not require any prior notice. An employee who is terminated for cause is not entitled to any subsequent payments.  Mr. Doron Blachar will replace Mr. Tenne as the Company's Chief Financial Officer, effective April 2, 2013.

The actual salary and other compensation arrangements of Messrs. Tenne, Amir, Reiss, and Hatzir are agreed separately with each employee. Each of these individuals is also covered by Ormat Systems’ management insurance plan, to which Ormat Systems contributes a percentage of such individual’s salary, and which covers any compensation that such individual may be entitled to receive upon termination, such as severance pay pursuant to Israeli law for Israel-based employees.  In addition, each of the individuals has the benefit of the use of a company-leased car.

In 2012, we did not pay any bonuses to our Group II executives because the Company did not realize a profit in 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2012:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Lucien Y. Bronicki	None	None	N/A	N/A
Yehudit Bronicki	None	None	N/A	N/A
Yoram Bronicki	None	None	N/A	N/A
Joseph Tenne	14,900 20,000 20,000 13,000 6,000 None None	None None None 13,000 (1) 18,000 (2) 24,000 (3) 22,000 (4)	34.13 42.08 45.78 26.84 29.95 25.65 20.13	April 7, 2016 March 29, 2014 April 8, 2015 March 18, 2016 April 16, 2017 March 31, 2018 April 2, 2019
Nadav Amir	20,000 24,000 24,000 15,600 6,000 None None	None None None 15,600 (2) 18,000 (2) 24,000 (3) 22,000 (4)	34.13 42.08 45.78 26.84 29.95 25.65 20.13	April 7, 2016 March 29, 2014 April 8, 2015 March 18, 2016 April 16, 2017 March 31, 2018 April 2, 2019
Zvi Reiss	20,000 24,000 24,000 15,600 6,000 None None	None None None 15,600 (2) 18,000 (2) 24,000 (3) 22,000 (4)	34.13 42.08 45.78 26.84 29.95 25.65 20.13	April 7, 2016 March 29, 2014 April 8, 2015 March 18, 2016 April 16, 2017 March 31, 2018 April 2, 2019
Shimon Hatzir	9,000 15,000 17,500 11,374 6,000 None None	None None None 11,376 (2) 18,000 (2) 24,000 (3) 22,000 (4)	34.13 42.08 45.78 26.84 29.95 25.65 20.13	April 7, 2016 March 29, 2014 April 8, 2015 March 18, 2016 April 16, 2017 March 31, 2018 April 2, 2019

(1)
These are SARs which began to vest two years after the March 2009 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in March 2013. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(2)
These are SARs which began to vest two years after the April 2010 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in April 2014. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(3)
These are SARs which begin to vest two years after the March 2011 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in March 2015.  Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(4)
These are SARs which begin to vest two years after the April 2012 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in April 2016.  Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

Option Exercises

No options were exercised by our NEOs during the year ended December 31, 2012.

Potential Payments upon Termination or Change in Control

The employment agreements of our Group I executives contain the following terms regarding post-termination and change in control payments:

Pursuant to the terms of Lucien Bronicki’s, Yehudit Bronicki’s, and Yoram Bronicki’s employment agreements, if the Company or the respective Group I executive officer terminates his or her employment agreement for any reason other than for cause, the respective executive officer will be entitled to his or her salary, bonus and other benefits for the applicable notice period. The notice period in the employment agreements of Lucien and Yehudit Bronicki is 180 days and the notice period in the employment agreement of Yoram Bronicki is 120 days. In the event of termination other than for cause, the executive officer will also be entitled to an assignment of his or her “executive manager’s insurance policy” and monies accumulated under such policy based on deductions from his or her base salary, and a payment of the difference, if any, between the sums accumulated under such policy on account of his or her severance pay, and the amount of severance pay to which he or she is entitled based on the monthly base salary at the time of termination multiplied by the number of years he or she has been employed by us or Ormat Industries.

Each of Lucien, Yehudit, and Yoram Bronicki is also entitled to change in control payments if (a) within three years following the occurrence of a change in control, the respective executive officer’s employment is terminated by the Company other than for disability or cause, (b) within 180 days following a change in control, the respective executive officer terminates his or her employment agreement for any reason with 90 days’ prior written notice or  (c) within three years following the occurrence of a change in control, the respective executive officer terminates his or her employment agreement for good reason. In any such event, we will be required to pay him or her a lump sum equal to (1) his or her full unpaid and accrued base salary through the date of termination; (2) his or her monthly base salary at the time of the change in control including any increases therein for 24 months; (3) bonus payments for the next two years calculated as the average of the annual bonus paid to him or her for the two years immediately preceding the change in control; (4) a portion of the annual bonus for the year in which the termination of employment occurs with the amount thereof multiplied by a fraction, the numerator of which is the number of days in the relevant year through the date of termination and the denominator of which is 365; and (5) any unpaid annual bonus for any completed year. In the case of Yoram Bronicki, he would be entitled as well to the amount of the annual matching contribution that would be made by the Company to his 401(k) plan assuming his maximum contribution under the plan, multiplied by two.  In addition, the executive officer will also be entitled to all employee health, accident, life insurance, disability and other employee welfare benefits for a two-year period following his or her last day worked, or until he or she obtains new employment, whichever is earlier. “Cause” means an employee’s conviction of a criminal offense constituting an act of moral turpitude.

A “change in control” will be deemed to occur if:

●
any person holds or becomes the holder of 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or of Ormat Industries, excluding any acquisition directly from the Company or from Ormat Industries or any acquisition by the Company;

●	more than 50% of the current members of the Board of Directors or directors nominated by the current members of the Board no longer serve as directors;

●
the Company merges or is consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of the Company are sold or otherwise acquired by, another corporation or entity; or

●	the stockholders of the Company or of Ormat Industries approve a complete liquidation or dissolution of the Company or Ormat Industries.

“Good reason” means:

●
a reduction by the Company in the respective executive officer’s base salary or bonus as in effect at the time of a change in control, or a change in the manner of computation of such officer’s bonus that is adverse to him or her;

●
the assignment to the respective executive officer of any duties inconsistent with his or her position, duties, responsibilities and status with the Company at the time of the change in control, or any material reduction in authority or responsibilities from those assigned at the time of the change in control, or a change in such officer’s title or offices as in effect at the time of the change in control, or any removal of such officer from, or any failure to re-elect such officer to, any of such positions, except in connection with the termination of such officer’s employment by reason of disability or for cause; or

●	the relocation of the respective executive officer’s office to a location more than 60 miles from its location at the time of a change in control.

If Lucien, Yehudit, or Yoram Bronicki’s employment is terminated by the Company other than for disability or cause, and a change in control (as defined in Internal Revenue Code Section 409A) occurs within six months thereafter, the respective executive officer will be entitled to the payments described above.

Except as described below, each of Lucien, Yehudit and Yoram Bronicki will be restricted for a period of one year following his or her termination of employment from accepting employment with or advising certain companies in competition with us; or soliciting any of our employees to leave our employ.

These restrictions will not apply if (i) any of Lucien, Yehudit and Yoram Bronicki terminates his or her employment for good reason following a change in control; or (ii) the Company terminates any of Lucien, Yehudit and Yoram Bronicki’s employment for a reason other than cause or a material violation of his or her employment agreement.

In addition, he or she will be prohibited from disclosing any confidential information about the Company for a period of three years following his or her termination of employment.

In May 2012, in conjunction with FIMI’s acquisition of approximately 22.5% of the shares of our parent, Ormat Industries Ltd. (the "FIMI Transaction"), each of Lucien Bronicki, Yehudit Bronicki, and Yoram Bronicki waived any change-in-control payment rights that may have been triggered as a result of the FIMI Transaction and agreed that the FIMI Transaction did not constitute a "change in control" transaction.

Furthermore, each of Lucien Bronicki, Yehudit Bronicki, and Yoram Bronicki executed new non-compete undertakings pursuant to which each of Lucien Bronicki, Yehudit Bronicki, and Yoram Bronicki undertook not to compete with the Company for an extended period following the later of (i) such officer's termination from the Company or (ii) the termination of the services of the last of Lucien Bronicki, Yehudit Bronicki, and Yoram Bronicki.  The extended non-compete period for Lucien Bronicki and Yehudit Bronicki is four years, and the extended non-compete period for Yoram Bronicki is two years.

We believe that the change in control provisions in the employment agreements for our Group I executives are appropriate in order to help ensure that, if the possibility of a change in control occurs, our Group I executives can act in the best interest of all our stockholders without concern for the uncertainty and without the distraction that would result from the obvious effects a change in control could have on their personal situations.  We believe the purpose of the change in control provision is to protect the Group I NEO against a loss of employment that frequently occurs upon a change in control rather than to provide a payment when the change in control occurs even though the Group I NEO's employment is continued.  We also believe that the level of post-termination payments for our NEOs is competitive and appropriate.

Other than Joseph Tenne, our Group II executives do not have specific termination or change in control payment provisions in their employment agreements.  Mr. Tenne's employment agreement provides for an eight-month notice period in the event of termination within one year of a change in control.  All of our Group II executives are entitled to salary and other compensation payments during the relevant notice period. Our Group II executives are based in Israel on a full-time or part-time basis, and thus are also entitled to lump sum severance pay amounting to their last monthly salary multiplied by the number of years of their service for the Company.  Our Group II executives are also entitled to payments under our defined contribution plan.  The employment agreements of Messrs. Amir, Reiss, Tenne, and Hatzir do not include non-compete or non-solicitation provisions.

Estimated Payments and Benefits upon Termination

The amount of compensation and benefits payable to each of our NEOs in the event of termination without cause or as a consequence of a change in control has been estimated in the table below. The Company does not provide excise tax gross-ups for change in control payments.  There is no distinction in the calculation of the termination payments due to our Group II Executives in the event of termination without cause or termination upon a change in control. The amounts have been calculated based on the assumption that the termination occurred on December 31, 2012.

Name	Termination without Cause ($)	Change in Control ($)
Lucien Y. Bronicki	594,110	940,570
Yehudit Bronicki	719,959	1,144,009
Yoram Bronicki	198,824	691,768
Joseph Tenne	251,967	395,039
Nadav Amir	888,918	888,918
Zvi Reiss	499,958	499,958
Shimon Hatzir	427,253	427,253

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid to each member of our Board of Directors during the year ended December 31, 2012. Our executive officers who are members of our Board of Directors do not receive additional compensation for their service as Board members.

Name	Fee Earned or Paid in Cash ($)	Options Awards ($) (1) (2)	Total ($)
Gillon Beck	31,333	95,700	127,033
Ami Boehm	34,333	95,700	130,033
Dan Falk	78,000	42,750	120,750
Robert F. Clarke	65,000	42,750	107,750
David Granot	30,333	95,700	126,033
Robert E. Joyal	32,333	95,700	128,033
Roger W. Gale (3)	30,500	-	30,500
David Wagener (3)	29,000	-	29,000

(1)
Represents the grant date fair value in accordance with accounting guidance for stock compensation. For a discussion of the assumptions used in reaching this valuation, see Note 15 to our consolidated financial statements for the year ended December 31, 2012.

(2)
At fiscal year end, each non-management director held the following aggregate number of option awards:  (i) Mr. Beck held options to purchase 15,000 shares; (ii) Mr. Boehm held options to purchase 15,000 shares; (iii) Mr. Granot held options to purchase 15,000 shares; (iv) Mr. Joyal held options to purchase 15,000 shares; (v) Mr. Falk held options to purchase 52,500 shares; and (vi) Mr. Clarke held options to purchase 52,500 shares.

(3)	Resigned as a director effective as of May 22, 2012.

Cash Compensation

The cash compensation of our non-employee directors is as follows:

1. Base annual retainer of $40,000 as fees related to their service on our Board of Directors.

2. Board meeting fees of $2,500 for each in-person meeting attended; $500 for each telephonic meeting attended; and $1,000 for telephonic participation in an in-person meeting.

3. Committee meeting fees of $1,500 for each in-person meeting attended and $500 for each telephonic meeting attended.

4. Any non-employee director who also serves as Chair of the Audit Committee receives an annual retainer of $7,500. Chairs of our other committees do not receive an annual retainer.

6. We promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board of Directors or committees.

Equity Compensation

Each newly appointed non-employee director receives an initial grant of options to purchase 7,500 shares of the Common Stock of the Company at an exercise price equal to the NYSE closing price on the date of the grant.  Each non-employee director receives annually from the second year of service options to purchase 7,500 shares of the Common Stock of the Company at an exercise price equal to the NYSE closing price on the date of the grant, unless the Company’s results are released on that day and then the exercise price is the NYSE closing price on the following day.  The Company customarily grants the annual award of options to its non-employee directors in November of each year.   The Company does not have stock ownership guidelines for its directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based upon a review of the forms filed and written confirmation provided by our officers, directors, and greater than ten percent beneficial owners, that during 2012 all of our officers, directors, and greater than ten percent beneficial owners filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH RELATED PERSONS

We, and one of our wholly-owned subsidiaries, Ormat Systems, have a number of agreements with our parent, Ormat Industries.  Our parent beneficially owns approximately 59.89% of our Common Stock, and certain of our directors and named executive officers, namely, Yehudit Bronicki, Lucien Bronicki, and Yoram Bronicki, beneficially own approximately 22.07% of the Common Stock of our parent, in each case as of March 18, 2013, as described in "Security Ownership of Certain Beneficial Owners and Management."

These agreements involve transactions with related persons as defined in SEC regulations and are described below.  Each of the related party transactions discussed below is on terms that we believe are at least as favorable to us as would have been obtained in an arm's length transaction.

Guarantee Fee Agreement between the Company and Ormat Industries

On January 1, 1999, we entered into a guarantee fee agreement with Ormat Industries, pursuant to which Ormat Industries agreed to issue certain standby letters of credit and guarantees on our behalf to certain customers of ours, as well as guarantees with respect to our bank credit lines.

Such agreement establishes a fee, calculated quarterly, equal to 1% per annum of all amounts guaranteed or subject to an outstanding letter of credit during the relevant quarter, plus out of pocket expenses. Such payment is due quarterly in arrears and is payable against the receipt of an invoice from Ormat Industries.

As of the end of the second quarter of 2006, all guarantees provided by Ormat Industries were assigned to Ormat Systems. As of December 31, 2012, there were no outstanding letters of credit or guarantees provided under the guarantee fee agreement.

Reimbursement Agreement between the Company and Ormat Industries

On July 15, 2004, we entered into a reimbursement agreement with Ormat Industries, pursuant to which we agreed to reimburse Ormat Industries for any draws made on any standby letter of credit subject to the guarantee fee agreement between us and Ormat Industries described above, and for any payments made under any guarantee provided by Ormat Industries subject to such guarantee fee agreement. Interest on any amounts owing pursuant to the reimbursement agreement is paid at a rate per annum equal to Ormat Industries’ average effective cost of funds plus 0.3% in U.S. dollars. There are no amounts currently owing to Ormat Industries pursuant to the reimbursement agreement.

Sublease Agreements between Ormat Systems and Ormat Industries

Ormat Systems, our subsidiary, entered into a sublease, effective as of July 1, 2004, with Ormat Industries for real estate leased by Ormat Industries from the Israel Land Administration on which production and manufacturing facilities are located. The term of the sublease, which originally was due to expire on June 1, 2008, has been extended by a consent of the Israel Land Administration for a period that is the shorter of (1) 25 years (including the initial term) or (2) the remaining period of the underlying lease agreements with the Israel Land Administration (which terminate between 2018 and 2047).

Pursuant to the sublease, Ormat Systems agreed to pay rent, in advance, on a monthly basis, equal to $52,250 (plus VAT) per month. Payment will be adjusted every year to reflect increases in the Israeli Consumer Price Index, but will in no event be lower than the rent paid during the previous year. Pursuant to the sublease, Ormat Systems has also agreed to pay taxes and other compulsory charges, to make other required payments, and to indemnify Ormat Industries for taxes (other than income taxes) imposed in connection with the subleased real estate. During the course of the year ended December 31, 2012, Ormat Systems paid approximately $749,000 to Ormat Industries pursuant to the sublease. The approximate aggregate value of future lease payments under the sublease is $12.6 million.

In January 2010, Ormat Systems entered into an additional sublease agreement with Ormat Industries, effective as of April 1, 2009, for the sublease of an additional lot of approximately 23.8 dunam (5.88 acres) that is contiguous to the current lot sub-leased by Ormat Systems from Ormat Industries. Ormat Industries has erected a specialized industrial building on the new lot and is subleasing the lot and the building to Ormat Systems pursuant to the long-term sublease agreement. The term of the sublease will end on July 12, 2029, which is the same expiration date as the previous sublease agreement entered into in July 2004.

Pursuant to the sub-lease agreement, Ormat Systems will pay a monthly rental fee of $77,000, on a quarterly basis, representing, on an annual basis, 8.5% of Ormat Industries’ total expenditure with regard to the property (plus VAT). Payment will be adjusted every year to reflect increases in the Israeli Consumer Price Index, but will in no event be lower than the rent paid during the previous year. Ormat Systems will also pay taxes and other compulsory charges and indemnify Ormat Industries for taxes (other than income taxes) imposed in connection with the subleased real estate. Ormat Systems commenced rental payments under the new sublease in January 2010. During the course of the year ended December 31, 2012, Ormat Systems paid approximately $1,013,000 to Ormat Industries pursuant to the sublease.  The approximate aggregate value of future lease payments under the new sublease is $17.0 million.

In January 2012, Ormat Systems and Ormat Industries amended the sublease agreements to exclude the rooftops of the leased property subleased by Ormat Systems from Ormat Industries (the "Rooftops") from the existing sublease agreements.  The financial terms of the sublease agreements were not revised.  Concurrently with this amendment, Ormat Industries entered into a sublease agreement with ORSOL Energy 1 LPC ("ORSOL"), an entity under the control of Ormat Systems, whereby Ormat Industries agreed to sublet the Rooftops to ORSOL for use in connection with solar PV systems.  Pursuant to the sublease, ORSOL agreed to pay rent, quarterly in advance, at a monthly rate equal to NIS 21,000 (plus VAT) per each one (1) megawatt of electricity that ORSOL is permitted to produce, pursuant to its production license, from its facility on the subleased premises.  Payment will be adjusted every year to reflect increases in the Israeli Consumer Price Index, but will in no event be lower than the rent paid during the previous year.  Pursuant to the sublease, ORSOL also agreed to pay taxes and other compulsory charges, and to make other required payments, imposed in connection with the subleased premises.  The sublease is subject to the fulfillment by ORSOL of certain conditions subsequent within 24 months from entering into the agreement, such as receiving a building permit and a conditional license to operate its solar PV system. If such conditions subsequent are not fulfilled within the given time, the sublease will become null and void.

License Agreement between Ormat Systems and Ormat Industries

On July 15, 2004, Ormat Systems entered into a patents and trademarks license agreement, effective as of July 1, 2004, pursuant to which Ormat Industries granted a world-wide royalty-free license to Ormat Systems (which is exclusive with respect to the patents and certain of the trademarks) to internally copy, use, and create derivatives of certain patents and trademarks. The license survives sales and/or transfers of the patents and trademarks and Ormat Systems owns the derivatives created from the licensed patents. The term of the license agreement continues until the patents or trademarks expire or are assigned to Ormat Systems (which are intended to be assigned, subject to tax and other considerations) and the agreement may be terminated if either party becomes insolvent.

Service Agreement between Ormat Systems and Ormat Industries

On July 15, 2004, Ormat Systems entered into a service agreement with Ormat Industries, pursuant to which Ormat Systems agreed to provide, as an independent contractor, certain corporate, financial, secretarial and administrative services to Ormat Industries. At the request of Ormat Industries, Ormat Systems may also provide certain engineering services.

Ormat Industries is required to pay $10,000 per month for all services (other than engineering services) rendered pursuant to such service agreement plus all out-of-pocket expenses of Ormat Systems. For engineering services, Ormat Industries is required to pay a fee equal to the cost of such services plus 10.0%, as well as all out-of-pocket expenses of Ormat Systems. On each anniversary of such services agreement, such monthly fees are adjusted in accordance with the Israeli Consumer Price Index during the previous twelve-month period. During the course of the year ended December 31, 2012, Ormat Industries paid Ormat Systems approximately $146,000 pursuant to the service agreement.

Service Agreement between Ormat Systems and Ormat Industries

Effective January 1, 2008, Ormat Systems entered into a service agreement with Ormat Industries, pursuant to which Ormat Systems agreed to provide, as an independent contractor, certain research and development services relating to biodiesel activity to Ormat Industries or to its wholly owned subsidiary.

Ormat Industries or its wholly owned subsidiary is required to pay a fee equal to the cost of such services plus 10%, as well as all out-of-pocket expenses incurred by Ormat Systems.  No payments were made by Ormat Industries to Ormat Systems in the year ended December 31, 2012 pursuant to the service agreement.

Registration Rights Agreement between the Company and Ormat Industries

On November 10, 2004, the Company entered into a registration rights agreement with Ormat Industries. Under this agreement, Ormat Industries may require us on one occasion to register our Common Stock for sale on Form S-1 under the Securities Act if we are not eligible to use Form S-3 under that Act. Ormat Industries may require us on unlimited occasions to register our Common Stock for sale on Form S-3. In addition, we will be required to file a registration statement on Form S-3 to register for sale shares of our Common Stock that are or have been acquired by directors, officers and employees of Ormat Industries upon the exercise of options granted to them by Ormat Industries. Ormat Industries will also have an unlimited number of piggyback registration rights. This means that any time we register our Common Stock for sale, Ormat Industries may require us to include shares of our Common Stock held by it or its directors, officers and employees in that offering and sale, subject to certain allocation procedures set forth in the registration rights agreement.

We have agreed to pay all expenses that result from the registration of our Common Stock under the registration rights agreement, other than underwriting commissions for such shares and taxes. We have also agreed to indemnify Ormat Industries, its directors, officers and employees against liabilities that may result from their sale of our Common Stock, including liabilities under the Securities Act.

Agreement with Tersus Software and Consulting Agreements

Effective April 15, 2005, the Company entered into an agreement with Tersus Software Ltd. (“Tersus”) for the licensing of software that will be used in the development of several applications, including an Enterprise Resource Planning ("ERP") solution and the monitoring of performance of the power plants. The price paid to Tersus under the agreement was $100,000. One of Tersus’ founders and stockholders (with a 29% share ownership on a fully diluted basis) is Youval Bronicki, son of Yehudit Bronicki, CEO of our Company, and Lucien Bronicki, Chief Technology Officer of our Company.  During the year ended December 31, 2012, the Company did not make any payments to Tersus for services relating to maintenance of the ERP solution pursuant to a maintenance agreement which is effective as of January 1, 2010.

Youval Bronicki was also retained as a consultant to the Company to assist with the development of the ERP solution. Pursuant to the consulting agreement, Youval Bronicki is compensated at an hourly rate for services performed.  In July 2011, the Company extended the consulting agreement with Youval Bronicki, at a rate of $100 per hour, with the services to be provided through Tersus Inc.  During the year ended December 31, 2012, the Company paid an aggregate amount of $51,000 to Mr. Bronicki and to Tersus Inc. for such consulting services.

Share Purchase and Shareholder Rights Agreements between Bronicki Investments and FIMI

As noted above, Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki, among other members of the Bronicki family, currently are beneficial owners of approximately 22.07% of our parent’s ordinary shares through Bronicki Investments Ltd., a company organized under the laws of Israel (“Bronicki Investments”).  On March 16, 2012, Bronicki Investments entered into agreements with the following affiliated investment funds (collectively “FIMI”):

●	FIMI ENRG Limited Partnership, a newly formed Israeli limited partnership (the “Israeli Fund”).

●	FIMI ENRG L.P., a newly formed Delaware limited partnership (the “Foreign Fund”).

●
FIMI Opportunity IV, L.P., a limited partnership formed under the laws of the state of Delaware and FIMI Israel Opportunity IV, Limited Partnership, a limited partnership formed under the laws of Israel, both of which control the Israeli Fund and the Foreign Fund.

Certain of the agreements between Bronicki Investments and FIMI relate to and affect both our parent and us, although neither we nor our parent are parties to those agreements or have contractual obligations under those agreements.  These include:

●
Share Purchase Agreement dated as of March 16, 2012 among (i) Bronicki Investments and (ii) the Foreign Fund and the Israeli Fund (collectively, the “Buyers”), which is described below (the “Bronicki Investments Sale Agreement”).

●	Shareholder Rights Agreement among (i) Bronicki Investments and (ii) the Buyers, which is described below, (the “Bronicki Investments FIMI Shareholder Agreement”).

Copies of these agreements were furnished by Bronicki Investments to our parent and to us.

Bronicki Investments Sale Agreement

Pursuant to the Bronicki Investments Sale Agreement, Bronicki Investments sold to the Buyers 13,715,934 ordinary shares of our parent.  The Bronicki Investments Sale Agreement also required Bronicki Investments to sell to third parties approximately 1.75 million ordinary shares of our parent.  As a result of those sales, and the ownership of other shares of our parent held by the Buyers, each of Bronicki Investments and the Buyers initially owned approximately 22.5% of our parent’s outstanding ordinary shares.  As of March 18, 2013, Bronicki Investments owns approximately 22.07% of our parent’s outstanding ordinary shares, and the Buyers collectively own approximately 22.5% of our parent's outstanding shares.  The Bronicki Investments Sale Agreement also gives the Buyers the right to acquire additional ordinary shares of our parent held by Bronicki Investments on certain terms and conditions set forth in the agreement.  This includes:

●
a call option (exercisable during the two-month period following the fifth anniversary of the closing of the Bronicki Investments Sale Agreement) for the Buyers to purchase up to 9 million shares (less the number of shares otherwise sold by Bronicki Investments prior to the option exercise).

●	a right for the Buyers to receive for no additional consideration up to 2 million shares if certain post-closing financial tests are not satisfied.

●
A right of Bronicki Investments to assign to the Buyers the balance of its loan up to a maximum amount of NIS 183 million against a transfer to the Buyers of 9 million shares (representing a price of NIS 20.33 per share).

Bronicki Investments FIMI Shareholder Agreement

The Bronicki Investments FIMI Shareholder Agreement contains various provisions governing matters such as:

●	voting and transfers of the ordinary shares of our parent held by Bronicki Investments and the Buyers;

●	the composition of the board of directors of our parent and its active subsidiaries (including us and our active subsidiaries); and

●	agreements concerning various corporate policies and governance matters relating to our parent and its subsidiaries, to the extent subject to a vote of our parent’s shareholders.

The principal impact of the Bronicki Investments FIMI Shareholder Agreement on us (as opposed to our parent) has been its effect on the election of our directors and the directors of our subsidiaries and the continued service of two of our named executive officers.  The Bronicki Investments FIMI Shareholder Agreement provides that, subject to certain exceptions, Bronicki Investments and the Buyers will:

●
subject to any applicable law and fiduciary duties, use their reasonable efforts to cause an equal number of designees of Bronicki Investments and the Buyers to be elected or appointed to our Board and to the boards of all active subsidiaries of our parent (including our subsidiaries).  In the case of our Board, the Buyers and Bronicki Investments each have the right to designate four members.  The number of directors that Bronicki Investments and the Buyers may designate is subject to staged adjustments if either Buyers or Bronicki Investments or both cease to own specified minimum amounts of our parent’s ordinary shares, within various ranges specified in the Bronicki Investments FIMI Shareholder Agreement.

●	subject to any applicable law, use their best efforts to cause (subject to continued holding of certain minimum amounts of our parent’s ordinary shares):

○
the continued service of Yehudit Bronicki as our Chief Executive Officer and of Yoram Bronicki as our President and Chief Operations Officer, in each case for a service period set forth in the Bronicki Investments FIMI Shareholder Agreement.  If either Yehudit Bronicki or Yoram Bronicki is unable to fulfill these positions, Bronicki Investments is entitled to appoint to the applicable position another designee.

○	the appointment of FIMI’s designee to serve as our Chairman of the Board for a service period set forth in the Bronicki Investments FIMI Shareholder Agreement.

○
after the expiration of the service periods referred to above, the nomination of Bronicki Investments’s designee as our Chief Executive Officer or Chairman of the Board (as Bronicki Investments may decide in its sole discretion), and the appointment of FIMI’s designee as our Chairman of the Board (if Bronicki Investments’ designee serves as Chief Executive Officer) or our Chief Executive Officer (if Bronicki Investments’ designee serves as Chairman of the Board).

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of its executives, directors, or beneficial holders of more than 5% of our capital stock or their respective family members, may present potential or actual conflicts of interest or may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter, and in conformance with the Company’s (a) Code of Business Conduct and Ethics and (b) Financial Reporting Procedures, transactions with related persons are consummated only if the requisite approvals are obtained and only if the terms of the transaction are determined to be in the best interests of the Company and its stockholders.

The Company has adopted a formal written policy which requires the executive or director initiating a related party transaction to prepare (1) a memorandum summarizing the terms and conditions of the proposed transaction, including pricing and market conditions, and (2) a preliminary draft agreement, which are then provided to the Company’s Disclosure Committee for review.  The Disclosure Committee, comprised of our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Corporate Secretary, VP and Corporate Controller, and VP Corporate Finance and Investor Relations, reviews the business terms of the transaction, materiality, and applicable corporate laws and regulations, and determines whether the transaction is required to be reviewed and approved by the Audit Committee, the Board, and/or the stockholders. In accordance with the determination of the Disclosure Committee, the proposed transaction is then reviewed by the Audit Committee, the Board, and/or the stockholders, as applicable.  A related party transaction will only be approved or ratified if the transaction is in the best interests of the Company and its stockholders, as the Audit Committee, the Board, and/or the stockholders determine in good faith.  In addition, the fairness of each related party transaction is evaluated to ensure that the terms are consistent with arms length transactions of a similar nature according to prevailing market terms and conditions, where such comparisons are available and appropriate.

The January 2012 sublease amendment described above between our subsidiary, Ormat Systems, and our parent company, Ormat Industries was reviewed and approved by the Audit Committee and the Board under the procedures described above.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Registered Public Accounting Firm

The stockholders are asked to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2013. PricewaterhouseCoopers LLP audited Ormat Technologies, Inc.’s annual financial statements for the year ended December 31, 2012. A representative of PricewaterhouseCoopers LLP will be present at the 2013 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if the representative so desires.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2012 and 2011 by PricewaterhouseCoopers LLP:

	2012	2011
Audit Fees(1)	$1,767,000	$1,509,000
Audit-Related Fees(2)	$18,100	$38,000
Tax Fees(3)	$91,200	$295,200
All Other Fees(4)	$5,200	$5,200
Total:	$1,881,500	$1,847,400

(1)
Audit Fees represent the aggregate fees billed for the audits of the annual financial statements and the Company’s internal control over financial reporting; for review of the financial statements included in the Company’s Form 10-Q filings; for the audits and reviews of certain of our subsidiaries; and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)	Audit-Related Fees represent the aggregate fees billed for services related to the performance of the audit or review of our financial statements and are not reported under paragraph (1) above.

(3)	Tax Fees represent the aggregate fees billed for international tax compliance, tax advice, and tax planning services.

(4)	All Other Fees represent annual software license fees.

Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm

The Audit Committee has set a pre-approval procedure, and thus all auditors’ engagements are handled in accordance with such procedures, as follows:

A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

Non-audit services may only be approved by the full Audit Committee.

Vote Required for Ratification

The Audit Committee is solely responsible for selecting Ormat Technologies, Inc.’s independent registered public accounting firm for the year ending December 31, 2013. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2013. The Board of Directors believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of an independent registered public accounting firm.

The ratification of the appointment of PricewaterhouseCoopers LLP as Ormat Technologies, Inc.’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

ADDITIONAL INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instruction.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy statements, please contact us at Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511, Attention: Corporate Secretary, telephone (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Insider Trading Policy, and amendments thereof are also available at our website address mentioned above.  If we make any amendments to our Code of Business Conduct and Ethics or Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our Chief Executive Officer, Chief Financial Officer or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.  The content of our website, however, is not part of this proxy statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at (775) 356-9029.

Proxy Solicitation

Ormat will bear the entire cost of this proxy solicitation. In addition to soliciting proxies, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation. Ormat will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Stockholder Proposals for 2014 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meetings of Stockholders or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the Company’s 2014 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2014 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than November 27, 2013, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2014 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2013 Annual Meeting of Stockholders, unless the date of the 2014 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2013 Annual Meeting of Stockholders. For the Company’s 2013 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 7, 2014 and no later than February 6, 2014. If the date of the 2014 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2013 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2014 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2014 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2014 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Notices of any proposals or nominations for the Company’s 2014 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6225 Neil Road, Reno, Nevada 89511.

By order of the Board of Directors, /s/ YEHUDIT BRONICKI Yehudit Bronicki Chief Executive Officer

ORMAT TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Yehudit Bronicki, CEO, and Etty Rosner, Vice President and Corporate Secretary, and each of them, as proxies, each with full power of substitution and resubstitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on March 18, 2013, at the Annual Meeting of Stockholders to be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, N.Y. 10112, on May 7, 2013, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ORMAT TECHNOLOGIES, INC.

May 7, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement and annual report to security holders are available at
http://materials.proxyvote.com/686688

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	Election of Directors.
				FOR	AGAINST	ABSTAIN
			Gillon Beck	☐	☐	☐
			Dan Falk	☐	☐	☐

				FOR	AGAINST	ABSTAIN
		2.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2013.	☐	☐	☐
		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" the election of the Directors and "FOR" proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.